Exhibit 10.26

SECOND AMENDED AND RESTATED DEALER MANAGER AGREEMENT
December 23, 2019
Black Creek Capital Markets, LLC
518 17th Street, 17th Floor
Denver, CO 80202

Black Creek Exchange LLC, a Delaware limited liability company (the "Company"), is offering for sale from time to time, either directly or through wholly-owned subsidiaries, in one or more private placements (each, a "Private Placement," and collectively, the "Private Placements") of beneficial interests (each, an "Interest" and, collectively, the "Interests") in specific Delaware statutory trusts (each, a "Trust" and collectively, the "Trusts") reflecting an indirect ownership of up to $1,000,000,000 of Interests (measured from March 2, 2016, which was the date the original Dealer Manager Agreement with respect to the Private Placements was executed, such date is the “Program Launch Date”) , pursuant to the Confidential Program Description Memorandum, dated as of September 1, 2017 (as may be amended or supplemented from time to time, the "Memorandum"). The Company is a wholly-owned subsidiary of Black Creek Diversified Property Operating Partnership LP, a Delaware limited partnership (the "Operating Partnership"). The Operating Partnership is the entity through which Black Creek Diversified Property Fund Inc., a Maryland corporation ("Black Creek Diversified Property Fund" or "DPF"), its general partner, conducts substantially all of its business and owns substantially all of its assets. An Interest is an interest in a master Trust that will beneficially own either (i) a series of Trusts, each of which will hold one commercial property (each, a "Property" and collectively, the "Properties"); or (ii) a Property directly. Information regarding each Property in which Interests will be offered will be included in a property-specific supplement (the "Property Supplement") to the Memorandum. Each Private Placement is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Private Placements will be made only to "accredited investors," as that term is defined in Rule 501(a) of Regulation D ("Regulation D") promulgated under the Securities Act ("Accredited Investors").
The required minimum net equity investment per investor for a particular Property will be set forth in the Property Supplement relating to that Property and any applicable Modified Fee Supplement, if any, for that investor. However, the Company retains the right, in its sole discretion, to increase or reduce this minimum net equity investment requirement with respect to any investor or any Property. As used herein “Total Equity Amount” refers to the cash purchase price of an Interest(s) less the amount of any Purchaser Loan (as defined in the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s)).
The Company and Black Creek Capital Markets, LLC (the "Dealer Manager") entered into that certain Amended and Restated Dealer Manager Agreement with respect to the Private Placements dated August 13, 2018 (as amended from time to time, the “First Amended and Restated

DMA"). The Company and Dealer Manager agree hereby to amend, restate and replace the First Amended and Restated DMA to modify certain terms.
Terms not defined herein shall have the same meaning as in the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s).
In connection herewith, the Company, the Operating Partnership, DPF, and Dealer Manager hereby agree to amend and restate the First Amended and Restated DMA to state as follows:
1.Representations and Warranties of the Company. The Company represents and warrants to the Dealer Manager that:
a.    The Private Placements have not been and will not be registered with the Securities and Exchange Commission (the “Commission”). The Interests are to be offered and sold in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act. The Company will use its best efforts to conduct the Private Placements in compliance with the requirements of Regulation D and will file all appropriate notices of the Private Placements with the Commission.
b.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to conduct its business as described in the Memorandum.
c.    Neither the Memorandum (as amended or supplemented, if applicable) nor the prospectus relating to a public offering from time to time of the Class E, Class T, Class D, Class I and Class S shares of common stock of DPF (such prospectus, as the same may be supplemented or amended from time to time, and including the documents incorporated by reference therein, is referred to herein as the “DPF Prospectus”)) (as amended or supplemented, if applicable), each as of its date (or as of the date of any such amendment or supplement, if applicable), contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 1.c. will not extend to such statements contained in or omitted from the Memorandum or DPF Prospectus which are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.
d.    This Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by the Dealer Manager, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

e.    No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the sale by the Company of Interests, except such as have already been obtained or as may be required under the Securities Act or applicable state securities laws.
f.    There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any Federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could reasonably be expected to have a material adverse effect on the business or property of the Company and its subsidiaries, taken as a whole.
g.    The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole.
h.    The Company has full legal right, power and authority to enter into this Agreement and to perform the Private Placement transactions contemplated hereby.
i.    At the time of the offer of any Interests, such Interests will be exempt from registration in each state that the Dealer Manager has notified the Company in advance in writing that the Dealer Manager plans to offer the Interests, unless the Company has notified the Dealer Manager in writing that the Interests are not eligible to be sold.
j.    Neither the Company nor any of its predecessors or affiliates have, to the best of its knowledge, offered or sold any Interests or any other securities the offer or sale of which would be deemed to be “integrated” by the Commission or the courts under the standards of existing judicial interpretations or rules or regulations under the Securities Act with offers or sales of the Interests proposed to be made pursuant hereto or for the purpose of determining whether a public offering of the Interests had been made.
k.    None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Private Placements, any beneficial owner (as that term is defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised, and during the term of the Private Placements will continue to exercise, reasonable care to determine whether any Company Covered Person, any Dealer Manager Covered Person (as defined in Section 4.m. below) and any Dealer Covered Person (as defined in Section 4.n. below) is subject to a Disqualification Event. The Company will immediately comply, to the extent applicable, with its disclosure obligations under Rule 506(e), and will immediately effect the preparation of an amended or supplemented Memorandum that will contain any such required disclosure and will, at no expense to the Dealer Manager, promptly furnish the Dealer Manager with such number of printed copies of such amended or supplemented Memorandum containing any such required disclosure, including any exhibits thereto, as the Dealer Manager may reasonably request.
l.    The Company is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Interests.
m.    With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person.
n.    The representations and warranties in Sections 1.k. through 1.m. are and shall be continuing representations and warranties throughout the term of the Private Placements. The Company will promptly notify the Dealer Manager in writing upon becoming aware of any fact which makes any such representation or warranty untrue.
2.    Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:
a.    It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of serially numbered copies of the Memorandum, including all amendments, supplements and exhibits thereto, as the Dealer Manager may reasonably request for the purposes contemplated by federal and state securities laws. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) this Agreement; (b) Property Supplement(s) and any applicable Modified Fee Supplement(s); (c) the DPF Prospectus and (d) any other printed sales literature or other materials the use of which has been approved in writing by the Company.
b.    If at any time during a Private Placement, any event occurs as a result of which, in the opinion of the Company, the Memorandum or DPF Prospectus would include an untrue statement of a material fact or, in light of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect or cause the effect of the preparation of an amended or supplemented Memorandum or DPF Prospectus, as applicable, which will correct such statement or omission and will furnish to the Dealer Manager such number of copies of such amended or supplemented Memorandum or DPF Prospectus, as applicable, as the Dealer Manager may reasonably request.
c.    The Company will not conduct the Private Placements or offer or sell any of the Interests by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D.
d.    The Company will cause to be prepared, executed and timely filed with the Commission such notices on Form D as are required by Rule 503 of Regulation D and will take all action necessary to comply with Rule 503 of Regulation D
e.    The Company will notify the Dealer Manager in writing, promptly upon the occurrence of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.
3.    Representations and Warranties of the Dealer Manager.
The Dealer Manager represents and warrants to the Company that:
a.    The Dealer Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.
b.    This Agreement has been duly authorized, executed and delivered by the Dealer Manager, and assuming due authorization, execution and delivery of this Agreement by the Company, will constitute a valid and legally binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.
c.    The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Dealer Manager or any of its subsidiaries is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or any subsidiary or any of their assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Dealer Manager and its subsidiaries taken as a whole.
d.    The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a broker-dealer duly registered as such in the State of Colorado, a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Private Placements contemplated by the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s). The Dealer Manager is in compliance with all applicable rules and regulations to which it is subject, including without limitation, those under the Exchange Act and the Rules promulgated by FINRA.
e.    The information under the caption “Private Placement” in the Memorandum and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Memorandum, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
f.    The Dealer Manager acknowledges that the Private Placements are inappropriate for and shall not be used for any form of prospecting, and that the Commission staff has indicated that it believes furnishing copies of a private placement memorandum (or a description of the terms of a security to be privately placed) to lawyers, accountants or other professionals and asking such lawyers, accountants or other professionals to call an offering to the attention of their clients who might be interested or to otherwise facilitate the offering (the “Financial Intermediaries”) may constitute a general solicitation. The Dealer Manager further acknowledges that the use of Financial Intermediaries in this manner is inconsistent with a private placement under Regulation D, and the Dealer Manager covenants that it shall not initiate contact with a Financial Intermediary, other than a registered representative of a registered broker dealer or registered investment adviser, for the purpose of soliciting, directly or indirectly, an offer to participate in a Private Placement.
4.    Covenants of the Dealer Manager.
The Dealer Manager will conduct the Private Placements in compliance with (i) the private placement procedures set forth in the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s); (ii) the requirements of the Securities Act, including without limitation, Regulation D; (iii) the requirements of the Exchange Act; (iv) all applicable state securities laws; and (v) the Rules promulgated by FINRA. The Dealer Manager covenants and agrees with the Company that:

a.    During the course of a Private Placement, the Dealer Manager will not make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement, in light of the circumstances under which it was made, not misleading concerning the Private Placement or any matters set forth in or contemplated by the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s).
b.    The Dealer Manager will not conduct a Private Placement or offer or sell the Interests by means of:
(i)    any advertisement, article, notice or other communication mentioning the Private Placement, Interests or Property published in any newspaper, magazine or similar medium, cold mass mailings, broadcast over television, radio or the internet, or an e-mail message sent to a large number of previously unknown persons;
(ii)    any seminar or meeting, the attendees of which have been invited by any general solicitation or general advertising; or (iii)    any letter, circular, notice or other written communication constituting a form of general solicitation or general advertising.
c.    The Dealer Manager will only use sales materials (other than the Memorandum) the use of which in connection with a Private Placement has been approved by the Company in writing, and will not provide any such materials to any offeree unless such materials were accompanied or preceded by the Memorandum.
d.    The Dealer Manager will notify the Company in advance in writing of the states in which it or a Dealer plans to offer the Interests. If the Company advises the Dealer Manager in writing that the Interests are not eligible to be sold pursuant to an exemption from registration in, or if the Company (in its sole discretion) otherwise elects not to offer the Interests in, one or more states, the Dealer Manager will immediately cease and desist from offering Interests to persons in such states.
e.    During the course of a Private Placement and prior to the sale of Interests, the Dealer Manager will provide each offeree with a copy of the Memorandum and a copy of the applicable Property Supplement for the Property and any applicable Modified Fee Supplement relating to such offer.
f.    Until the termination of the Private Placement, if the Dealer Manager has been provided with a supplement or amendment to the Memorandum or a Property Supplement, the Dealer Manager will promptly distribute such supplement or amendment to persons who previously received a copy of the Memorandum, Property Supplement or any applicable Modified Fee Supplement from it and who it believes continue to be interested in participating in such Private Placement and will include such supplement or amendment in all deliveries of the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s) after receipt of any such supplement or amendment.

g.    The Dealer Manager will not make any oral or written representations on behalf of the Company other than those contained in the Memorandum or DPF Prospectus unless the making of such representations has been approved by the Company in writing, nor will the Dealer Manager act as an agent of the Company or for the Company in any other capacity except as expressly set forth herein.
h.    The Dealer Manager will not execute any transaction in which a subscriber invests in the Interests in a discretionary account without prior written approval of the transaction by the subscriber.
i.    Except for a Distribution Agreement, no agreement will be made by the Dealer Manager with any person permitting the resale, repurchase or distribution of any Interests.
j.    The Dealer Manager will not accept, and will not be required to accept, any checks or funds representing an equity investment by a subscriber in the Interests.
k.    The Dealer Manager will furnish to the Company upon request a complete list of all persons and entities who have received a Memorandum and such parties’ addresses.
l.    The Dealer Manager will comply with all applicable federal and state laws and regulations relating to the collection, maintenance and disclosure of non-public information provided by prospective investors in connection with their proposed investment in the Interests.
m.    The Dealer Manager represents that neither it, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Interests, nor any of the directors, executive officers or other officers participating in the offering of Interests of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Interests (each, a “Dealer Manager Covered Person” and, together, “Dealer Manager Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof.
n.    In its agreements with the Dealers, the Dealer Manager will require the Dealers to represent that neither the Dealer, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Interests, nor any of the directors, executive officers or other officers participating in the offering of Interests of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Interests (each, a “Dealer Covered Person” and, together, “Dealer Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of a Distribution Agreement which has been furnished in writing to the Dealer Manager prior to the date of the between the Dealer Manager and such Dealer.
o.    The Dealer Manager represents that it is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Interests. The Dealer Manager will notify the Company of any agreement entered into between the Dealer Manager and any such person in connection with such sale.
p.    The representations, warranties and covenants in Sections 4.m. through 4.o. above are and shall be continuing representations, warranties and covenants throughout the term of the Private Placements. The Dealer Manager will notify the Company in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Company in accordance with Section 4.m. above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person.
q.    In its agreements with the Dealers, the Dealer Manager will require that the Dealers notify the Dealer Manager in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Dealer Manager, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person. The Dealer Manager will notify the Company in writing promptly upon receiving notification from any Dealer of the occurrence of any such event described in this paragraph.
r.    The Dealer Manager acknowledges that, with respect to each Dealer Manager Covered Person and Dealer Covered Person, the Company is relying upon the representations, covenants and agreements of the Dealer Manager set forth in this Section 4 and the representations, covenants and agreements of the Dealers referred to in this Section 4 as procedures reasonably designed to ensure that the Company receives notice from each such Dealer Manager Covered Person or Dealer Covered Person of (i) any Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person.
s.    The Dealer Manager will provide, and in its agreements with the Dealers will require the Dealers to provide, such certifications, documentation, and other information reasonably requested by the Company from time to time which the Company deems to be necessary or advisable to carry out the exercise of reasonable care under Rule 506(d) and (e) under the Securities Act in connection with the Private Placements.
t.    The Dealer Manager shall, and shall cause each Dealer, to recommend Interests only to a prospective investor whom the Dealer Manager or Dealer, as applicable, has reasonable grounds to believe, and in fact believes, is an Accredited Investor and otherwise meets the financial suitability and other purchaser requirements set forth in the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s). During the course of a Private Placement, the Dealer Manager will comply, and shall direct each Dealer who enters into a Distribution Agreement with the Dealer Manager to comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Regulation D, Rule 506 promulgated under the Securities Act and, if applicable, FINRA Rule 2111. The Dealer Manager shall direct each Dealer who enters into a Distribution Agreement with the Dealer Manager to make, or cause to be made, inquiries as required by this Agreement, the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s), or applicable law of all prospective investors to ascertain whether a purchase of an Interest is suitable for the prospective investor. The Dealer Manager shall direct each Dealer who enters into a Distribution Agreement with the Dealer Manager to maintain in its files, for a period of six years following the termination of the Private Placement, appropriate documents disclosing the basis upon which the above determination of suitability was reached as to each subscriber.
5.    Purchase, Sale and Delivery of Interests.
On the basis of the covenants, representations and warranties herein contained and subject to the terms and conditions herein set forth:
a.    The Company hereby appoints the Dealer Manager as its agent and primary distributor for the purpose of conducting the Private Placements and soliciting subscriptions for Interests reflecting an indirect ownership of up to $1,000,000,000 of Interests (measured from the Program Launch Date) in accordance with the terms of the private placement procedures set forth in the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s) and the Dealer Manager agrees to use its best efforts to solicit such subscriptions. The Dealer Manager may, however, discharge its responsibilities under this Agreement by forming a group of securities dealers (referred to herein as “Dealers”) who are members of FINRA acceptable to the Company, to conduct the Private Placements and solicit subscribers for Interests. The Dealer Manager will enter into a Selected Dealer Agreement in substantially the form attached to this Agreement as Exhibit “A” (the “Selected Dealer Agreement”) with each such Dealer, or such other forms of placement agent or other distribution agreements (each, a “Distribution Agreement” and collectively, with the Selected Dealer Agreements, the “Distribution Agreements”) as the Dealer Manager determines to be necessary or appropriate with respect to the offer and sale of Interests. Each Distribution Agreement will require the applicable Dealer to represent and warrant, for the benefit of the Company, that it will conduct the Private Placements in the manner set forth in Section 3 and Section 4 of this Agreement. The Dealer Manager will have no authority to appoint any person or other entity as an agent or sub-agent of the Dealer Manager or the Company in connection with the Private Placements, except to appoint Dealers acceptable to the Company pursuant to a Distribution Agreement. The subscriptions shall be evidenced by the completion and execution by each prospective subscriber and acceptance by the Company of a Purchase Agreement for the Interests. It is understood that no subscription shall be regarded as effective unless and until accepted by the

Company or one of its agents on behalf of the Company, and the Company reserves the right in its sole discretion for any reason to refuse any subscription to participate in a Private Placement from any person at any time.
b.    Promptly after receiving written notification from the Company to commence a Private Placement, the Dealer Manager and the Dealers shall commence the offering of Interests to Accredited Investors, in jurisdictions in which the Company has qualified for an exemption from registration or in which the Private Placement is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering Interests upon request of the Company at any time and will resume offering Interests upon any subsequent request of the Company.
c.    Except with respect to Type S DST Interests (defined below) or as provided in the section entitled “Private Placement” in the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s), as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of up to 5% of the Total Equity Amount, all or a portion of which may be re-allowed to Dealers by the Dealer Manager, plus a dealer manager fee in the amount of up to 1.5% of the Total Equity Amount with respect to transactions consummated pursuant to the Private Placement, all or a portion of which may be re-allowed to Dealers by the Dealer Manager.
d.    Certain Interests may be classified as Series 1 Type S DST Interests (“Series 1 Type S Interests”) or Series 2 Type S DST Interests (“Series 2 Type S Interests”) in the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s) (Series 1 Type S Interests and Series 2 Type S Interests may be collectively referred to as “Type S DST Interests”). Except as provided in the section entitled “Private Placement” in the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s), as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of up to 3% of the Total Equity Amount, all or a portion of which may be re-allowed to Dealers by the Dealer Manager, with respect to Type S DST Interest transactions consummated pursuant to the Private Placement. In addition, the Company will pay to the Dealer Manager an annual investor servicing fee (the “Class S Investor Servicing Fee”), all or a portion of which may be re-allowed to Dealers by the Dealer Manager, equal to the following:
(i)    prior to the Operating Partnership’s exercise of the FMV Option (as defined in the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s)), up to 0.25% per annum of the aggregate value of the Type S DST Interests in each Trust, determined separately with respect to each Trust. During the Offering Period of each Trust, such aggregate value will be equal to the product of (A) the fair market value of the property or properties held by such Trust (directly or indirectly through one or more subsidiary Delaware statutory trusts), taking the Master Lease into account, as disclosed in the documentation underlying the Offering of Interests in such Trust, reduced by the amount of any loans undertaken by subscribers of Interests to acquire Interests in such Trust pursuant to the investor loan program described in the documentation underlying the Offering of Interests in such Trust, multiplied by (2) the percentage ownership interest of the subscribers of Interests in such Trust. From and after the conclusion of the Offering Period of each Trust, such aggregate value will be equal to the product of (A) the fair market value of the property or properties held by such Trust (directly or indirectly through one or more subsidiary Delaware statutory trusts), taking the Master Lease into account, as determined from time to time by DPF’s third-party valuation consultant (based initially upon receipt of an appraisal and thereafter as updated by a third party valuation consultant), reduced by the amount of any loans undertaken by subscribers of Interests to acquire Interests in such Trust pursuant to the investor loan program described in the documentation underlying the Offering of Interests in such Trust, multiplied by (2) the percentage ownership interest of the subscribers of Interests in such Trust.
(ii)    following the Operating Partnership’s exercise of the FMV Option and delivery of Series 1 Class S OP Units (as defined in the Operating Partnership’s partnership agreement) (or, potentially, shares of Class S Common Stock pursuant to the redemption provisions of the Operation Partnership): 0.85% per annum of the net asset value of the Series 1 Class S OP Units or Class S Common Stock, as applicable (calculated monthly in accordance with DPF’s valuation policies, as they may be amended from time to time), held by the subscribers of the Interests in such Trust or Class S OP Units or Class S Common Stock, as applicable, provided, however, that solely with respect to Series 2 Class S OP Units (as defined in the Operating Partnership’s partnership agreement), the Class S Investor Servicing Fee shall be 0.50% per annum of the net asset value of the Series 2 Class S OP Units (calculated monthly in accordance with DPF’s valuation policies, as they may be amended from time to time). Notwithstanding the reduced Class S Investor Servicing Fee with respect to the Series 2 Class S OP Units, if the Series 2 Class S OP Units are converted to Class S Common Stock, then the Class S Investor Servicing Fee will increase to 0.85% per annum of the net asset value of the Class S Common Stock (calculated monthly in accordance with DPF’s valuation policies, as they may be amended from time to time).
(iii)    Prior to the Operating Partnership’s exercise of the FMV Option, the Class S Investor Servicing Fee shall be payable quarterly and paid by Dealer Manager out of distributions to the subscribers for Interests. Following the Operating Partnership’s exercise of the FMV Option, the Class S Investor Servicing Fee shall be payable monthly by the Dealer Manager out of distributions to the subscribers for Interests or Class S OP Units or Class S Common Stock, as applicable.
(iv)    If, subsequently, DPF delivers Class S shares of DPF common stock (“Class S Shares”) in exchange for such Class S OP Units pursuant to the redemption provisions of the Operating Partnership’s partnership agreement, then DPF shall be responsible for payment of the Class S Investor Servicing Fee. For purposes of determining when any such shares of Class S Common Stock will convert into shares of Class I Common Stock pursuant to DPF’s charter, the Total Account-Level Underwriting Compensation (as defined in DPF’s charter) paid with respect to such shares of Class S Common Stock shall include any and all fees and commissions (whether paid up-front or on an ongoing basis) payable to underwriters, dealer managers or other broker-dealers in connection with the sale or servicing of (A) the original Type S DST Interests that were ultimately converted into and/or exchanged for such shares of Class S Common Stock, (B) the Class S OP Units issued upon exercise of the Operating Partnership’s option with respect to such Type S DST Interests, and/or (C) such shares of Class S Common Stock, and the aggregate purchase price of all such shares of Class S Common Stock shall be deemed to be the original purchase price of the Type S DST Interests.
(v)    All ongoing fees described in this paragraph 5.d shall cease being paid to Dealer Manager upon conversion of Class S Shares to Class I Shares.
e.    Certain Interests may be classified as Series 1 Type T DST Interests (“Series 1 Type T Interests”) or Series 2 Type T DST Interests (“Series 2 Type T Interests”) in the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s) (Series 1 Type T Interests and Series 2 Type T Interests may be collectively referred to as “Type T DST Interests”). Type T DST Interests may be sold to certain purchasers (“Class T Purchasers”) pursuant to specified terms set forth in an applicable Modified Fee Supplement as determined by Dealer Manager. In addition, to the compensation provided for in Section 5.c above, the Dealer Manager will be paid the following with respect to Type T DST Interests sold to such Class T Purchasers, all or a portion of which may be re-allowed to Dealers by the Dealer Manager:
(i)    Following the Operating Partnership’s exercise of the FMV Option and delivery of Series 1 or Series 2 Class T OP Units (each as defined in the Operating Partnership’s partnership agreement) or shares of Class T Common Stock (as defined in DPF’s charter) in respect of Series 1 or Series 2 Class T Units pursuant to the redemption provisions of the Operating Partnership (individually, a “Resulting Class T Security” and collectively, the “Resulting Class T Securities”), the Operating Partnership (with respect to outstanding Series 1 or Series 2 Class T OP Units) or DPF (with respect to outstanding shares of Class T Common Stock) agrees that it will pay to the Dealer Manager 0.85% per annum of the net asset value of the Resulting Class T Securities, as applicable (calculated monthly in accordance with DPF’s valuation policies, as they may be amended from time to time) (the “Class T Investor Servicing Fee”), which will be allocated to the holders of Class T OP Units (or shares of Class T Common Stock) through a reduction in their distribution; provided, however, that a Modified Fee Supplement as determined by the Dealer Manager may provide for an aggregate cap on the maximum amount of the Class T Investor Servicing Fee that may be paid with respect to Series 2 Class T Units acquired in a Private Placement (a “Service Fee Cap”). In addition, no Class T Investor Servicing Fee shall be due or paid with respect to outstanding Class I OP Units (as defined in the Operating Partnership’s partnership agreement) or shares of Class I Common Stock (as defined in DPF’s charter). The Class T Investor Servicing Fee will be paid monthly in arrears. In calculating the Class T Investor Servicing Fee, the Operating Partnership and DPF will use the most recently disclosed monthly NAV before giving effect to the monthly Class T Investor Servicing Fee on Resulting Class T Securities.
(ii)    In the event that the FMV Option is exercised, then, once the aggregate amount of Class T Investor Servicing Fees paid to the Dealer Manager with respect to the Series 2 Class T OP Units related to any single purchase of Interests in a Private Placement equals an applicable Service Fee Cap (if any), then such Series 2 Class T OP Units will convert to Class I OP Units, at an exchange ratio that takes into account the different NAVs of such securities (if applicable).
(iii)    For purposes of determining when any such shares of Class T Common Stock will convert into shares of Class I Common Stock pursuant to DPF’s charter, the Total Account-Level Underwriting Compensation (as defined in DPF’s charter) paid with respect to such shares of Class T Common Stock shall include any and all fees and commissions (whether paid up-front or on an ongoing basis) payable to underwriters, dealer managers or other broker-dealers in connection with the sale or servicing of the original Interests that were ultimately converted into and/or exchanged for such shares of Class T Common Stock as well as any other Resulting Class T Securities related to such Interests, and the aggregate purchase price of all such shares of Class T Common Stock shall be deemed to be the original purchase price of such Interests.
(iv)    All ongoing fees described in this paragraph 5.e shall cease being paid to Dealer Manager upon (x) the conversion of shares of Class T Common Stock to shares of Class I Common Stock, or (y) the conversion of Series 2 Class T OP Units to Class I OP Units.
f.    The Company will not be liable or responsible to any Dealer for direct payment of commissions or fees to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or fees to Dealers. Notwithstanding the above, at its discretion, the Company or any Trust may act as agent of the Dealer Manager by making direct payment of commissions or fees to such Dealers without incurring any liability therefor. At its discretion, any Trust may act as agent of the Company by making direct payment of commissions to fees to the Dealer Manager.
g.    The selling commission may be reduced to zero by the Dealer Manager in connection with certain categories of sales, including sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. Certain Dealers may also agree to reduce the selling commission to less than 5% for certain purchasers. If the selling commission is reduced, the purchase price will also be reduced by the “Reduced Commission Discount” which is defined as: 1 minus the ratio of (1) 90.75% divided by (2) 90.75% plus the percentage points that the commission is reduced. For example, if a Dealer wanted to reduce its commission from 5% to 3% and the purchase price was $100,000, then the Reduced Commission Discount would equal approximately 2.1563% and the reduced purchase price would equal $97,843.67 for that purchaser.
h.    In addition to the other items of underwriting compensation set forth in this Section 5, the Company shall reimburse the Dealer Manager or Black Creek Diversified Property Advisors LLC (the “Advisor”) for certain costs and expenses incurred by such entities incident to the Private Placements, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Private Placements; (b) costs and expenses of conducting educational conferences and seminars, attending broker-dealer sponsored conferences, or educational conferences sponsored by the Company; (c) customary promotional items; and (d) legal fees of the Dealer Manager.
i.    In addition to reimbursement as provided under Section 5.i, the Company shall also reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Dealer. The Dealer Manager shall obtain from any Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses.
j.    The Company reserves the right, in its sole discretion, to refuse to accept any or all subscriptions for Interests tendered by the Dealer Manager or its Dealers, and/or to terminate a Private Placement of Interests at any time prior to the scheduled termination date of a Private Placement. In the event that a Private Placement is terminated for any reason prior to its completion and the purchase of the Interests as contemplated in the Memorandum, the Dealer Manager will be entitled to no compensation in connection with its offering or sale of the offered Interests.
k.    A Private Placement of Interests will be at the offering prices and upon all the terms and conditions set forth in the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s) and the exhibits and any supplements thereto.
6.    Indemnification.
a.    Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Dealer Manager, the Dealers and their respective affiliates, directors, officers, employees and agents and each person, if any, who controls the Dealer Manager or Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each and collectively, a “DM Related Party”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (collectively, “Claims”), caused by, arising out of or based upon:
(i)    any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (or any amendment or supplement thereto), a Property Supplement or the DPF Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be responsible for any Claims relating to this Section 6.a. to the extent that (A) such Claims are attributable to the failure of the Dealer Manager or a Dealer to deliver to a purchaser an updated or supplemented Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s), or DPF Prospectus that corrects such untrue statement(s) or omission(s); or (B) such Claims arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made by the Dealer Manager, a Dealer or any other agents of the Dealer Manager, or made in reliance upon and in conformity with any information furnished to the Company in writing by such Dealer Manager or a Dealer;

(ii)    the failure of the Company to comply (through no failure of a DM Related Party) with any of the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act (including, without limitation, Rule 506 of Regulation D) or any other applicable state securities laws, rules or regulations (other than as a result of breach of this Agreement or non-compliance with applicable securities laws, rules or regulations or the private placement procedures set forth in the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s) by the Dealer Manager or any Dealer); or
(iii)    the material breach by the Company (through no failure of an DM Related Party) of any term, condition, representation, warranty or covenant of the Company set forth in this Agreement.
b.    Subject to the conditions set forth below, the Dealer Manager agrees to indemnify and hold harmless the Company and its affiliates, directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each and collectively, a “Company Related Party”), from and against any and all Claims, caused by, arising out of or based upon:
(i)    any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by the Dealer Manager expressly for use in the Memorandum or any amendment or supplement thereto or a Property Supplement or any applicable Modified Fee Supplement;
(ii)    any offers or sales in violation of the private placement procedures set forth in the Memorandum, Property Supplement(s) and any applicable Modified Fee Supplement(s) by the Dealer Manager or its representatives, employees or agents (other than a Dealer);
(iii)    any unauthorized use of sales materials or unauthorized verbal or written representations in connection with the Private Placement made by the Dealer Manager or its representatives, employees or agents (other than a Dealer) in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;
(iv)    the Dealer Manager’s failure to comply (through no failure of a Company Related Party) with any of the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act (including without limitation Rule 506 of Regulation D) or any other applicable state securities laws, rules or regulations;
(v)    the material breach by the Dealer Manager of any term, condition, representation, warranty or covenant of the Dealer Manager set forth in this Agreement; and
(vi)    the failure of the Dealer Manager to maintain its status as a registered broker-dealer in accordance with the rules and regulations of the FINRA and any applicable state broker-dealer registration requirements or the violation by the Dealer Manager or any of its principals, managers, members, directors, officers, employees or agents of any requirements, rules or regulations of the FINRA or any other state laws, rules or regulations governing the licensing of or acting as a securities broker-dealer.
c.    Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof; the omission so to notify the indemnifying party will relieve it from liability under this Section 6 only in the event and to the extent the failure to provide such notice adversely affects the ability to defend such action. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to paragraph d. of this Section 6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.
d.    The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
e.    If the indemnification provided for in paragraphs a. and b. above is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect both the relative benefits received by the indemnified party or parties on the one hand and indemnifying party or parties on the other hand, from the Private Placement and the relative fault of the indemnified party or parties on the one hand and the indemnifying party or parties on the other hand in connection with the statements, omissions, representations, violations, actions or failures to act that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.
f.    The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph e. above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph e. above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Dealer Manager’s and Dealers’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective obligations hereunder and under any Distribution Agreement and not joint.
g.    The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.
h.    A successor of any of the parties to this Agreement shall be entitled to the benefits of the indemnity agreements contained in this Section 6.
7.    Arbitration. Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current rules of the American Arbitration Association (“AAA”). Any matter to be settled by arbitration shall be submitted to the AAA in Denver, Colorado and the parties agree to abide by all awards rendered in such proceedings. The parties shall attempt to designate one arbitrator from the AAA, but if they are unable to do so, then the AAA shall designate an arbitrator. Any arbitrator selected by the parties or the AAA shall be a qualified Person with no less than ten (10) years of experience as a business appraiser and who has experience with complex real estate disputes. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. All awards may be filed with the clerk of one or more courts, state or federal having jurisdiction over the party against whom such award is rendered or his or her property, as a basis of judgment and of the issuance of execution for its collection.
8.    Survival of Provisions. The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any subscription for the Interests.
9.    Notice. All notices will be in writing and will be duly given to the Dealer Manager when mailed to Black Creek Capital Markets, LLC, 518 17th Street, 17th Floor, Denver, Colorado 80202, Attn: Steve Stroker, and to the Company, the Operating Partnership or DPF when mailed to Black Creek Exchange LLC, 518 17th Floor, Denver, Colorado 80202, Attn: Lainie P. Minnick.
10.    Costs of Compliance and Private Placement. The Dealer Manager will pay all of its own costs and expenses necessary for the Dealer Manager to remain in compliance with any applicable federal, state or FINRA laws, rules or regulations in order to participate in the Private Placement as a broker/dealer. The Company agrees to pay all other expenses incident to the performance of its obligations hereunder, including all expenses incident to filings with federal and state regulatory authorities and to the exemption of the Interests under federal and state securities laws, including fees and disbursements of the Company’s counsel, and all costs of reproduction and distribution of the Memorandum, Property Supplement(s), any applicable Modified Fee Supplement(s), and any amendment or supplement thereto.
11.    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
12.    Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.
13.    Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.
14.    Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.
15.    Third Party Beneficiaries; Successors; Assignment; Amendment.
a.    This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Company, each Dealer who enters into a Distribution Agreement with the Dealer Manager and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

b.    Subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, the Dealer Manager may assign its rights and obligations under this Agreement to a registered broker-dealer that is a member in good standing of the FINRA.
c.    This Agreement may be amended by the written agreement of the Dealer Manager and the Company.
16.    Term. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice.
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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.
Very truly yours,
BLACK CREEK EXCHANGE LLC,
a Delaware limited liability company
By: BCD TRS CORP., a Delaware corporation, its sole member
By: Black Creek Diversified Property Operating Partnership LP, a Delaware limited partnership, its sole stockholder
By: Black Creek Diversified Property Fund Inc., a Maryland corporation, its general partner
By: /s/ Lainie Minnick
Name: Lainie Minnick
Title: Chief Financial Officer
Accepted and agreed to as of the
date first above written:
BLACK CREEK CAPITAL MARKETS, LLC,
a Colorado limited liability company
By: /s/ Brian Magner
Name:    Brian Magner
Title:    Chief Compliance Officer

EXECUTING THIS AGREEMENT SOLELY FOR PURPOSES OF ACKNOWLEDGING ITS OBLIGATIONS IN SECTION 5.d AND 5.e OF THIS AGREEMENT:
BLACK CREEK DIVERSIFIED PROPERTY OPERATING PARTNERSHIP LP,

a Delaware limited partnership
By: Black Creek Diversified Property Fund Inc.,
a Maryland corporation, its general partner
By: /s/ Lainie P. Minnick
Name:    Lainie P. Minnick
Title:    Chief Financial Officer
BLACK CREEK DIVERSIFIED PROPERTY FUND INC.,
a Maryland corporation
By: /s/ Lainie P. Minnick
Name:    Lainie P. Minnick
Title:    Chief Financial Officer